UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: September 13, 2016
(Date of earliest event reported)

FEDERATED NATIONAL HOLDING COMPANY
(Exact name of registrant as specified in its charter)

Florida	000-25001	65-0248866
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

14050 NW 14 Street, Suite 180 Sunrise, FL	33323
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (800) 293-2532

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This Current Report on Form 8-K/A (the “Amendment”) amends the Current Report on Form 8-K dated September 13, 2016 filed by Federated National Holding Company (the “Company”) with the U.S. Securities and Exchange Commission on September 15, 2016 (the “Original Form 8-K”). The Original Form 8-K reported the final voting results of the Company’s 2016 Annual Meeting of Shareholders held on September 13, 2016 (the “2016 Annual Meeting”). The sole purpose of this Amendment is to disclose the Company’s decision regarding how frequently it will conduct future shareholder advisory votes to approve the compensation of the Company’s named executive officers (“say-on-pay”). No other changes have been made to the Original Form 8-K.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

As previously reported in the Original Form 8-K, in the non-binding advisory vote on the frequency of future say-on-pay votes held at the 2016 Annual Meeting, 9,607,676 shares voted for one year, 98,749 shares voted for two years, 828,355 shares voted for three years, 82,290 shares abstained, and there were 2,790,006 broker non-votes. The Company’s Board of Directors (the “Board”) has considered the outcome of this advisory vote and has determined that, consistent with the Board’s recommendation on this proposal in the proxy statement for the 2016 Annual Meeting, the Company will hold future say-on-pay votes annually until the next advisory vote on the frequency of say-on-pay votes. The next advisory vote on the frequency of say on pay votes is required to occur no later than the Company’s 2022 Annual Meeting of Shareholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FEDERATED NATONAL HOLDING COMPANY

Date: November 2, 2016	By:	/s/	Michael H. Braun
	Name:		Michael H. Braun
	Title:		Chief Executive Officer
(Principal Executive Officer)